3.51(c)

ROSS MILLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
Filing Acknowledgement
July 17, 2007

Job Number	Corporation Number
C20070717–1139	C6136–1986

Filing Description	Document Filing Number	Date/Time of Filing
Amendment	20070486379-06	July 17, 2007 10:05:20 AM

Corporation Name	Resident Agent
TROPICANA EXPRESS, INC.	CORPORATION TRUST COMPANY OF NEVADA
The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,
/s/ ROSS MILLER
ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4609
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204, North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
Filed in the office of	Document Number
20070486379-06

/s/ Ross Miller	Filing Date and Time
Ross Miller	07/17/2007 10:05 AM

Secretary of State	Entity Number
State of Nevada	C6136-1986

USE BLACK INK ONLY. DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation
Ramada Express, Inc.
2. The articles have been amended as follows (provide article numbers, if available):
Article 1. The name of the corporation is Tropicana Express, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:           100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	/s/ Donna B. More

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.

Certificate of Business: Fictitious Firm Name
Please Select One:
☑	New Application

☐	Renewal of existing fictitious firm name

☐	Add an individual or corporation
Please Print or Type
The expiration date for such certificates shall be the last day of the sixtieth month from the date of filing.

The undersigned do/does hereby certify that	Tropicana Express, Inc.
(Name of individual, corporation, partnership or trust)

with mailing address of	207 Grandview Drive	,	Ft. Mitchell	,	KY	,	41017

	(Mailing Address for notification of renewal) (Street)		(City)		(State)		(Zip)

is/are conducting business in		,	Nevada, under the fictitious
(City)

name of	Tropicana Express Hotel & Casino

(Fictitious Firm Name) or (Doing Business As)
and that said firm is composed of the following person(s) whose name(s) and address(es) are as follows:
By signing below I do solemnly swear (or affirm), under penalty of perjury, that all statements made in this document are true.

(1)	Donna B. More, Secretary	/s/ Donna B. More	7.18.07

	Full Name and title (Type or Print)	Signature	Date
	207 Grandview Drive	Ft. Mitchell, KY 41017

	Street Address of Business or Residence	City, State, Zip

	Mailing Address, if different from above	City, State, Zip

(2)

	Full Name and title (Type or Print)	Signature	Date

	Street Address of Business or Residence	City, State, Zip

	Mailing Address, if different from above	City, State, Zip

(3)

	Full Name and title (Type or Print)	Signature	Date

	Street Address of Business or Residence	City, State, Zip

	Mailing Address, if different from above	City, State, Zip

(4)

	Full Name and title (Type or Print)	Signature	Date

	Street Address of Business or Residence	City, State, Zip

	Mailing Address, if different from above	City, State, Zip
(For additional names or signatures, please attach a separate sheet.)

Mail to: Shirley B. Parraguirre, County Clerk, Attn. FFN, P.O. Box 55 Include: Filing Fee of $20.00, original plus 2 copies and self-add	Shirley B Parraguirre, County Clerk 07/19/2007 02:25:48 PM

02/26/04